UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2007

THE LGL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-106	38-1799862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (407) 298-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2007, Robert Zylstra replaced Jeremiah Healy as President and Chief Executive Officer of The LGL Group, Inc. (the “Company”). Mr. Zylstra, age 59, has served as Senior Vice President of Operations of the Company since September, 2006, President and Chief Executive Officer of the Company’s subsidiary, M-tron Industries, Inc. since January 2000, Chairman of the Board of Directors of the Company’s subsidiary, M-tron Industries, Ltd. since January 2000, President and Chairman of the Board of the Company’s subsidiary, Piezo Technology, Inc. since October 2004 and Chairman of the Board of the Company’s subsidiary, Piezo Technology India Private Ltd. since October 2004.

On December 24, 2007, Mr. Healy was elected to the Board of Directors of the Company.

On December 24, 2007, Harold D. Castle replaced Steve Pegg as Chief Financial Officer of the Company. Mr. Castle, age 60, served as a financial and accounting consultant from 2004 through December 2007. From 2002 through 2003, Mr. Castle served as Chief Financial Officer of Shook, Hardy & Bacon, L.L.P.

On December 24, 2007, the Company entered into an Employment Agreement with Mr. Castle to serve as the Company's Chief Financial Officer (the “Castle Employment Agreement”). Under the Castle Employment Agreement, Mr. Castle is to receive a base salary of $136,000 per annum and is eligible to receive a discretionary bonus and participate in the Company's incentive plans. A copy of the Castle Employment Agreement is attached hereto as Exhibit 10.1.

On December 28, 2007, the Company issued a press release announcing much of the information contained in this Item 5.01, which is attached hereto as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits.

(d)	Exhibits Exhibit No.	Exhibits

	10.1	Employment Agreement, dated December 24, 2007, by and between The LGL Group, Inc., and Harold D. Castle.
	99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2007
THE LGL GROUP, INC.

	By:	/s/ Robert Zylstra
		Name:	Robert Zylstra
		Title:	Chief Executive Officer